UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 13, 2011

2-TRACK GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-89208	41-2036671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

716 Newman Springs Road, Suite 307 Lincroft, New Jersey	07738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 450-6260

1270 Broadway #208
New York, NY  10001
(732) 927-3820
(Registrant’s former address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                Submission of Matters to a Vote of Security Holders

Effective as of July 13, 2011 security holders owning a majority of the outstanding common stock of 2-Track Global, Inc. (the “Company”) approved the following actions (the “Approved Actions”):

1.	A 1-for-70 reverse stock split of our outstanding common stock and retained 75,000,000 shares of authorized common stock and $0.001 par value.

2.	The Amended and Restated Articles of Incorporation of the Company which, in addition to consolidating past amendments, included:
	a)	Authorization of 5,000,000 shares of Preferred Stock (to be issued in one or more series with the rights, preferences and privileges of each series to be determined by the Board);
	b)	Provided for a variable Board of between 2 and 10 Directors (the specific number to be determined by the Board); and
	c)	Authorized the Board, without further stockholder approval, to amend the Articles to change the name of the Company.

3.	Adoption of the 2011 Long Term Incentive Compensation Plan (the “2011 Plan”) which included the authorization of up to 6,000,000 common shares to be issued pursuant to the 2011 Plan.

Pursuant to the Company’s Bylaws, any actions requiring stockholder approval may be taken by obtaining the written consent and approval of the holders of more than 50% of the Company’s outstanding voting stock in lieu of a meeting of the stockholders. Ten stockholders owning in the aggregate 51.2% of the Company’s outstanding common stock ratified the Approved Actions by written consent. The Company obtained stockholder consents rather than incurring the cost of holding a special stockholders meeting.

An Information Statement, that will include copies of the Amended and Restated Articles of Incorporation and the 2011 Plan as exhibits, will be mailed to all stockholders providing additional information about the Approved Actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2010	2-TRACK GLOBAL, INC.

	By:	/s/ Woosun Jung
Woosun Jung, Chief Executive Officer